Exhibit 99.9

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D dated January 10, 2007 with respect to the Common Stock of Envirokare Tech, Inc. and any amendments thereto is signed by each of the undersigned and shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.

January 10, 2007	NOVA Chemicals Inc.

	By:	/s/ John P. Sereda
	Name:	John P. Sereda
	Title:	Vice President, Finance and Treasurer

	By:	/s/ Jack S. Mustoe
	Name:	Jack S. Mustoe
	Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary

January 10, 2007	NOVA Chemicals Corporation

	By:	/s/ John P. Sereda
	Name:	John P. Sereda
	Title:	Vice President, Finance and Treasurer

	By:	/s/ Jack S. Mustoe
	Name:	Jack S. Mustoe
	Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary